UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 12, 2011

Global Gold Corporation

(Exact name of registrant as specified in its charter)

Delaware	02-69494	13-3025550
(State or other jurisdiction	(Commission	(IRS
of incorporation)	File Number)	Identification No.)

555 Theodore Fremd Avenue, Rye, NY	10580
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (914) 925-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 12, 2011, Global Gold Corporation issued a press release announcing the December 12, 2011 Armenian Court of Appeals decision affirming the July 29, 2011 Armenian court verdict which ruled that Caldera Resources, Inc.’s (“Caldera”) registration and assumption of control through unilateral charter changes of the Marjan Mine and Marjan Mining Company, LLC were illegal and that ownership rests fully with Global Gold Mining, LLC (a wholly owned subsidiary of Global Gold Corporation).  Absent any further appeals, the decision becomes effective on January 12, 2012.  On November 17, 2011, in a separate arbitration proceeding in New York, the arbitrator issued an interim order precluding the sale or pledging of the shares; the same order also explicitly provided that it would not act as a stay on any other court proceedings.  The official version is available through http://www.datalex.am/ .

Global Gold reiterates that it assumes no responsibility for any information disseminated by Caldera Resource, Inc. without Global Gold’s express written consent.

Item 9.01 Exhibits

Exhibit No.	Description

99.1
Press release of Global Gold Corporation announcing the December 12, 2011 Armenian Court of Appeals decision affirming the July 29, 2011 Armenian court verdict which ruled that Caldera Resources, Inc.’s illegal registration and assumption of control over Marjan Mining Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2011	Global Gold Corporation

	By:	/s/ Van Z. Krikorian
	Name:	Van Z. Krikorian
	Title:	Chairman & Chief
Executive Officer